 Exhibit 99.1

NEWS RELEASE

BONANZA CREEK to continue listing new shares of common stock under ticker “bcei” following emergence from chapter 11 reorganization

DENVER, Colorado – April 27, 2017 /Globe Newswire/ – Bonanza Creek Energy, Inc. (NYSE: BCEI) (“Bonanza Creek” or the “Company”) today announced that the Company received approval to list its new common stock with the CUSIP number 097793 400 (the “New Common Shares”) on the New York Stock Exchange (the “NYSE”) under the same NYSE ticker symbol “BCEI” as the existing shares of the Company’s issued common stock (the “Existing Shares”), in connection with the Company’s anticipated emergence from chapter 11 reorganization in accordance with the Third Amended Joint Prepackaged Plan of Reorganization of Bonanza Creek and its Subsidiaries, dated April 6, 2017 (the “Plan”) that was confirmed on April 7, 2017 by the United States Bankruptcy Court for the District of Delaware.

The Company currently expects the Plan to become effective on or around April 28, 2017, at which point the Company and its debtor subsidiaries will emerge from bankruptcy (the “Effective Date”). Upon emergence, the Company will issue New Common Shares as well as warrants with the CUSIP number 097793 111 (the “Warrants”) in accordance with the Plan. All Existing Shares (with the CUSIP number 097793 103) will be cancelled after the close of business on the Effective Date, and the New Common Shares and Warrants will be issued at such time.

Assuming the Effective Date occurs on Friday, April 28, 2017, trading in the New Common Shares is expected to commence on Monday, May 1, 2017, under the ticker symbol “BCEI,” which is the same trading symbol used for the Company’s Existing Shares listed on the NYSE. The Warrants will not be listed on an exchange.

Because the Company will retain the ticker symbol “BCEI” after the Effective Date of the Plan, holders of Existing Shares, and brokers, dealers and agents effecting trades in Existing Shares, and persons who expect to receive New Common Shares or effect trades in New Common Shares, should take note of the anticipated cancellation of the Existing Shares and issuance of New Common Shares, and the two different CUSIP numbers signifying the Existing Shares and the New Common Shares, in trading or taking any other actions in respect of shares of the Company that trade under the “BCEI” ticker.

The occurrence of the Effective Date is subject to conditions set forth in the Plan, and the Company can make no assurances as to whether the Effective Date will occur on April 28, 2017, or at all.

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. The Company’s assets and operations are concentrated primarily in the Rocky Mountains in the Wattenberg Field, focused on the Niobrara and Codell formations, and in southern Arkansas, focused on oily Cotton Valley sands. For more information about the Company, please visit www.bonanzacrk.com. Further information on the restructuring process and the Plan can be found on the Company’s case information website, located at https://cases.primeclerk.com/bcei. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include statements regarding the timing of emergence from Chapter 11, the issuances of New Common Shares and Warrants, the cancellation of the Existing Shares and the listing of the New Common Shares. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s SEC filings. We refer you to the discussion of risk factors in our Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 15, 2017, and other filings submitted by us to the Securities Exchange Commission. The Company’s SEC filings are available on the Company’s website at www.bonanzacrk.com and on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, including guidance, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

For Further Information, Please Contact:

James R. Edwards

Director, Investor Relations

(720) 440-6136

Prime Clerk

Information Call Center

(855) 252-4427

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